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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zale Corporation:

        We consent to the incorporation by reference in the registration statements (No. 333-67527, 333-51607, 333-20673, 333-01789, 333-53802, 333-53804, 333-117249, and 333-130246) on Form S-8 of Zale Corporation of our report dated October 1, 2007 (except as to the matters related to the years ended July 31, 2007 and 2006 disclosed in Note 5 to the consolidated financial statements, as to which the date is April 30, 2008), with respect to the consolidated balance sheet of Zale Corporation as of July 31, 2007, and the related consolidated statements of operations, stockholders' investment, and cash flows for each of the years in the two-year period ended July 31, 2007, which reports appear in the July 31, 2008 annual report on Form 10-K of Zale Corporation.

/s/ KPMG LLP

Dallas, TX
September 25, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm